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                                                                  EXHIBIT 10.14


                            MEDICAL RESEARCH COUNCIL

                                     -AND-

                              SANGAMO BIOSCIENCES

                                 L I C E N C E

                                      FOR

                              ZINC FINGERS PATENT
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                                                                   EXHIBIT 10.14

THIS AGREEMENT is made the 1 day of September One thousand nine hundred and ninety six between MEDICAL RESEARCH COUNCIL of 20 Park Crescent, London W1N 4AL (hereinafter called "MRC" which expression includes its successors and assigns) of the one part and Sangamo Biosciences of 950 Marina Village Parkway, Alameda, CA 94501, U.S.A. (hereinafter called "the Licensee" which expression includes its successors and permitted assigns) of the other part.


WHEREAS:-

(A)  MRC is the proprietor of certain applications for patent rights in respect
     of                                *
                                       .

(B) The Licensee wishes to obtain a licence to the applications from MRC, and MRC is willing to grant such licence on the terms, and subject to the conditions, which follow.


NOW IT IS HEREBY AGREED as follows:-


1.   Definitions

     (1) In this Agreement the following words and expression shall be construed as follows:-

     "Affiliate" shall mean any corporation, company, partnership or other entity which directly or indirectly controls, is controlled by or is under common control with either party to this Agreement.

     "Control" means the ownership of more than 50% of issued share capital or the legal power to direct or cause the direction of the general management and policies of the party in question.


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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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     "THE EFFECTIVE DATE" shall mean the date of execution above written.

     "NET INVOICE PRICE" shall mean in relation to a Product sold by Licensee or sub-licensee of Licensee, the price invoiced by Licensee (or sub-licensee as appropriate) to the relevant purchaser (or in the case of a sale or other disposal otherwise than at arm's length, the price which would have been invoiced in a bona fide arm's length contract of sale), but deducting the costs of packing, transport and insurance, customer duties, any credits actually given for returned or defective Products, normal trade discounts actually given, and sales taxes, VAT or other similar tax charged on and included in the invoice price to the purchaser.

     "THE PATENT RIGHTS" shall mean:-

          (a)  the patent applications short particulars of which are set out in
               Schedule 1;
          (b) all patents which may be granted pursuant to any of the foregoing applications;
          (c) any patents which derive from the foregoing patent applications including any divisions, renewals, continuations, continuations-in-part, extensions or reissues thereof.

     "THE PRODUCTS" shall mean products whose development (including use of the methods claimed in the Patent Rights), manufacture use or sale would, but for this licence, infringe the Patent Rights.

     (2) In this Agreement the singular shall where the context so permits include the plural and vice versa.


2.   Commencement

     This Agreement shall be deemed to have come into force on the Effective Date and shall be read and construed accordingly.


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3.   Grant of Rights

     (1) MRC agrees to grant to the Licensee a             *             licence
         under the Patent Rights to             *             Products.

     (2) The Licensee shall have the right to      *       of the rights granted
         to it under this Agreement but only in conjunction with a licence of Licensee's complementary technology and in a defined field equivalent to that licensed technology. Any such * shall be granted on and shall contain substantially similar terms and conditions as the clauses of this Agreement including, but without limitation, the terms herein relating to indemnity.

     (3) Prior to the first anniversary of the Effective Date MRC shall review the scope and desirability for entering negotiations with Licensee for
         conversion of this agreement to      *      licence in whole or in
         part, and MRC shall inform Licensee on or about the first anniversary of the Effective Date whether it wishes to enter such negotiations. For the avoidance of doubt, neither party is under any obligation to enter such negotiations, or committed to accept specific terms for conversion
         of                   *                  licence.

4.   Payments

     (1) In consideration for the non-exclusive licence granted pursuant to Clause 3.1 hereof the Licensee shall pay to MRC the following sums:

         (i)         *      to be paid upon               *              .

         (ii)        *      to be paid on the 1st anniversary of the Effective
               Date.

         (iii)       *      to be paid on the 2nd anniversary of the Effective
               Date.

         (iv)        *      to be paid on the 3rd anniversary of the Effective
               Date.


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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(2)  In further consideration for the licence granted pursuant to Clause 3.1
     hereof the Licensee shall pay to   *   the following milestone payments:-

      (i)        *       to be paid on

                                       *
           relating to products derived in whole or in part from the technology described and claimed in the Patent Rights.

     (ii)   *   to be paid on

                                       *
           relating to products derived in whole or in part from the technology described and claimed in the Patent Rights.

    (iii)   *   to be paid on

                                       *
           relating to products derived in whole or in part from the technology described and claimed in the Patent Rights.

(3) In further consideration of the licence granted by MRC to Licensee under Clause 3(1), Licensee shall pay to MRC a royalty of * of the Net
     Invoice Price on all sales of Products by Licensee or any Affiliate or any
          * where the Products are either manufactured and/or sold in a country where a patent under the Patent Rights is granted valid and subsisting at the date of such sale.

(4)  If the Licensee is required to pay total royalties in excess of   *   of
     Net Invoice Price to parties other than MRC the royalty payable to MRC may
     be reduced by the amount of royalty in excess of   *   payable to such
     other parties but in no event shall the royalty payable to the MRC be
     reduced by      *       from the royalty rate specified in Clause 4(3). If
     the Licensee avails itself of the provision of this paragraph, the Licensee agrees to provide the MRC with proof of such royalties paid to other parties.


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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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(5)  Licensee agrees to keep true and accurate records and books of account containing all data necessary for the calculation of the milestone payments and royalties payable to MRC under Clause 4(2) and 4(3). Such records and books of account shall upon reasonable notice having been given by MRC be open at all reasonable times during business hours for inspection by MRC or its duly authorised representative.

(6) Licensee shall prepare a statement in respect of each calendar quarter of this Agreement which shall show for the calendar quarter in question the
     quantity of Products         *         by the Licensee and         *
     in each country and the Net Invoice Price of each Product so sold and the royalty due to MRC thereon pursuant to Clause 4(3) above. Such statement shall be submitted to MRC within 60 days following the end of the calendar quarter or part thereof to which it relates together with a remittance for the royalties due to MRC. If MRC shall give notice to Licensee within 60 days of the receipt of any such statement that it does not accept the same such statement shall be certified by an independent chartered accountant appointed by agreement between the parties or, in default of agreement within 14 days, by the President for the time being of the Institute of Chartered Accountants of England and Wales in London. Licensee shall make available all books and records required for the purpose of such certification at reasonable times during normal business hours and the statement so certified shall be binding between the parties. The costs of such certification shall be the responsibility of MRC if the certification shows the original statement to have been accurate and otherwise shall be the responsibility of Licensee. Following any such certification the parties shall make any adjustments necessary in respect of the royalties already paid to MRC in relation to the period in question.

(7) The Licensee shall pay royalties to MRC free and clear of and without deduction or deferment in respect of any demand, set-off, counterclaim or other dispute and so far as is legally possible such payment shall be made free and clear of any taxes imposed by or under the authority of any government or public authority and in particular but


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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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          without limitation where any sums due to be paid to MRC hereunder are subject to any withholding or similar tax, the Licensee shall pay such additional amount as shall be required to ensure that the net amount received by MRC hereunder will equal the full amount which would have been received by it had not such tax been imposed or withheld. The Licensee and, without prejudice to the foregoing, MRC shall use their best endeavors to do all such lawful acts and things and to sign all such lawful deeds and documents as will enable the Licensee to take advantage of any applicable legal provision or any double taxation treaties with the object of paying the sums due to MRC without imposing or withholding any tax.

          Sums are expressed in this agreement as exclusive of any value added tax (VAT) which might be applicable. MRC agrees to provide Licensee with a VAT invoice in respect of every payment affected by VAT.

     (8) Where MRC does not receive payment of any sums due to it within the period specified hereunder in respect thereof interest shall accrue on the sum outstanding at the rate of * per month calculated on a daily basis without prejudice to MRC right to receive payment on the due date therefor.

5.   Patent Prosecution and Infringement

     (1) MRC shall be responsible for seeking issuance and maintenance of the Patent Rights.

     (2) If the Licensee becomes aware of a suspected infringement of the Patent Rights it shall notify MRC giving full particulars thereof. If the alleged infringement consists of any act which (if done by the Licensee) would be within the scope of the licences granted under this Agreement MRC and the Licensee shall (within a reasonable time of the said notification) consult together with a view to agreeing upon a course of action to be pursued.


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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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6.   Term and Termination

     (1) Subject as hereinafter provided this Agreement and the licence granted pursuant thereto shall continue in force in each territory during the subsistence of the last to expire of the Patent Rights.

     (2) MRC may terminate this Agreement and the said licences forthwith by notice to the Licensee to that effect upon the happening of any of the following events:-

          (i) if the Licensee fails to perform or observe any of the obligations on its part to be performed or observed and if the breach is one capable of remedy has not been remedied within three (3) months of the giving of a notice informing the Licensee of such breach;

          (ii) if the Licensee files a voluntary petition in bankruptcy or applies to any Tribunal for a Receiver Trustee or similar officer to be appointed by any Court or Executive Department to liquidate or conserve the Licensee or any substantial part of its property or assets due to insolvency or to the threat thereof or if the Licensee suffers any trusteeship or receivership to continue undischarged for a period of sixty days or suffers any similar procedure for the relief of distressed debtors entered into by the Licensee voluntarily or involuntarily or if the Licensee is otherwise divested of its assets for a period of sixty days or makes a general assignment for the benefit of its creditors;

     (3) The Licensee may terminate this Agreement and the Licences granted pursuant hereto by giving to MRC 6 months notice to that effect. Such termination shall be without prejudice to the right of MRC to enforce
          the Patent Rights in the event of subsequent       *       of Products
          by the Licensee.

     (4) Termination of this Agreement or of the said Licences shall be without prejudice to any rights of either party against the other which may have accrued up to the date of


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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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          such termination and the licensee shall pay to MRC the appropriate royalties hereunder on all stocks of the Products (on which royalties have not already been paid) held at the date of termination by the
          Licensee or any person engaged by the same to        *        the
          Products and shall thereafter be free to * such products on which royalty has been paid.

7.   Warranties

     (1) MRC hereby represents and warrants that MRC owns the Patent Rights or is otherwise authorised to licence the Patent Rights to the Licensee.

     (2) Nothing in this Agreement or in any licences to be granted pursuant thereto shall be construed as a representation or warranty that any of the said Patent Rights are valid or that any
          * of the Products is not an infringement of any patents or other rights not vested in the MRC.

     (3) The Licensee shall promote the sale of the Products of good marketable quality and shall use reasonable endeavours to meet the market demand therefore.

8.   Liability and Indemnity

     Licensee hereby undertakes and agrees to be solely responsible at its own cost and expense for dealing with and for any liability arising from any contractual tortious or other claims or proceedings concerning the Products or their development production marketing distribution or sale and in particular product liability claims or proceedings. Further, Licensee hereby grants MRC an indemnity against any loss damage costs or expense incurred or suffered by MRC arising out of any such claims or proceedings.

9.   Waiver

     The waiver by MRC of any breach default or omission in the performance or observance of


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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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     any of the terms of this Agreement by the Licensee shall not be deemed to be a waiver of any other such breach default or omission.

10.  Notices

     Any notice consent or other communication authorised or required to be given hereunder or for the purposes hereof shall be in writing and be deemed to be duly given to MRC if left at or sent by recorded delivery or registered post addressed to its principal office and to the Licensee if left at or sent by recorded delivery or registered post to its principal place of business. Any such notice consent or other communication if served by post shall be deemed to have been given at the time when it would have been received in due course of the post.

11.  Non-assignability

     Save for an assignment to an Affiliate of the Licensee, the Licensee shall not be entitled to assign the benefit of this Agreement or any rights granted or to be granted under the Agreement.

12.  Non-Use of Names

     Licensee shall not use the name of MRC nor of any of its employees or agents in any advertising promotional or sales literature without obtaining the prior written consent of MRC in each case, except that Licensee may state that it is licensed by MRC under one or more patents and/or applications comprising the Patent Rights.

13.  Law and Jurisdiction

     This Agreement is to be read and construed in accordance with and governed by the Laws of England so far as the subject matter allows and the parties hereby submit to the jurisdiction of the English courts in relation to any dispute arising out of this Agreement.


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In witness whereof the parties hereto have caused this Agreement to be executed in the matter legally binding upon them by causing authorised representatives to sign this Agreement.




Signed by:                                    /s/ Martin R. Wood, 21 August 1996
                                              ----------------------------------

For and on behalf of                                  Martin R. Wood Ph.D.
MEDICAL RESEARCH COUNCIL                       Head of Technology Transfer Group



Signed by:                                         /s/ Edward O. Lanphier
                                               ---------------------------------
For and on behalf of                                   EDWARD O. LANPHIER
SANGAMO BIOSCIENCES                                         PRESIDENT



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